U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 20, 2009

PRIVATE MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-25067	87-0365673
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

Calle de la Marina 14-16, Floor 18, Suite D, 08005 Barcelona, Spain

(Address of principal executive offices)

34-93-620-8090

Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Private Media Group, Inc. (“Private”) entered into an Agreement and Plan of Reorganization (referred to as the “Merger Agreement”) dated as of January 20, 2009, by and among Private, PRVT Acquisition Corp. I, PRVT Acquisition Corp II, Game Link LLC, eLine, LLC, Mama’s LLC, ThinkForward, Inc., GreenCine, Inc., Ilan Bunimovitz, Andrew Sullivan, Dennis Woo and Peter Marinac, to acquire the business of Game Link LLC and its affiliated company, eLine LLC. For additional information regarding the material terms of this acquisition, see Item 2.01, incorporated herein by reference. The Merger Agreement supersedes a binding Letter of Intent entered into by the parties on November 10, 2008, which expired by its terms in December 2008.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On January 20, 2009, Private completed the acquisition of the business of Game Link LLC and its affiliate, eLine, LLC, companies engaged in the business of digital distribution of adult content over the Internet and online eCommerce development. The acquisition was accomplished by the merger of two wholly owned subsidiaries of Private into the two parent companies of the acquired businesses, ThinkForward, Inc. and GreenCine, Inc. (referred to as the “ Game Link parent companies”), under the Merger Agreement, with the shareholders of the Game Link parent companies receiving 8,534,309 shares of Private Common Stock in exchange for 100% of the common stock of the Game Link parent companies. In addition, the shareholders of the Game Link parent companies are entitled to receive up to an additional 4,595,397 shares of Private Common Stock if the combined EBITDA of the digital media operations of Private and Game Link meet specified targets in 2009, 2010 and 2011. The total value of the acquisition, assuming the EBITDA targets are met in 2009, 2010 and 2011, is EUR 10,210,972 (USD 13,261,002), based on the closing price of Private Common Stock on January 20, 2009. Following the acquisition the Game Link parent companies, Game Link and eLine will continue as wholly owned subsidiaries of Private. Most of the Private shares issued at the completion of the acquisition are subject to a lockup agreement until January 2010.

As part of the acquisition, the owners of Game Link LLC and e Line LLC have agreed to continue to be employed by Game Link for a period of three years following the acquisition, with either party having the right to terminate their employment agreement for specified reasons. The employment agreement with one of the owners, Ilan Bunimovitz, provides for him to be appointed to Private’s Board of Directors by March 2009 and to serve as a director until 2012.

The preceding summary of the Merger Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement that is included in this report as Exhibit 2.1 and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

The information in Item 2.01, with respect to the issuance of shares of Private Common stock is incorporated in this Item 3.02 by reference. The issuance of these shares was not registered under the Securities Act of 1933 in reliance upon exemptions from registration contained in Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder. The shares issued or to be issued by us under the Merger Agreement may not be reoffered or sold in the United States by the holders in the absence of an effective registration statement, or exemption from the registration requirements, under the Securities Act of 1933. The recipients of these shares have been granted piggyback registration rights by Private. However, most of the shares will nonetheless be subject to a one year contractual lockup agreement which prohibits their transfer.

Item 8.01.	Other Events

A copy of the press release issued by Private on January 22, 2009, regarding the acquisition of Game Link and its affiliate is included in this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

The historical financial statements of the acquired business will be filed for the periods specified in Rule 3-05(b) of Regulation S-X on or before April 7, 2009.

(b)	Pro Forma Financial Information.

Private will furnish on or before April 7, 2009, the pro forma financial information required under Article 11 of Regulation S-X in connection with the acquisition of the acquired business.

(d)	Exhibits.

The following exhibits are filed as part of this report:

2.1*	Agreement and Plan of Reorganization dated as of January 20, 2009, by and among Private Media Group, Inc., PRVT Acquisition Corp. I, PRVT Acquisition Corp II, Game Link LLC, eLine, LLC, Mama’s LLC, ThinkForward, Inc., GreenCine, Inc., Ilan Bunimovitz, Andrew Sullivan, Dennis Woo and Peter Marinac.

99.1	Private Media Group, Inc. press release dated January 22, 2009.

*	Schedules and exhibits to the Agreement have been omitted pursuant to Section 601(b)(2) of Regulation S-K. Private agrees to furnish supplementally a copy of any omitted schedule or exhibit upon the request of the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIVATE MEDIA GROUP, INC.
(Registrant)

Date: January 22, 2009	/s/ Johan Gillborg
Johan Gillborg,
Chief Financial Officer

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